Exhibit 10.13
REDACTED – AS FILED

[Portions of this Exhibit have been omitted pursuant

to a Request for Confidential Treatment]

BRACKETS “[ ]*” ARE USED TO INDICATE WHERE A PORTION OF THIS EXHIBIT HAS BEEN OMITTED.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.  A COMPLETE COPY OF THIS EXHIBIT, CONTAINING ALL OF THE OMITTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION TOGETHER WITH THE REQUEST FOR CONFIDENTIAL TREATMENT.

MASTER LOAN MODIFICATION AND LIEN PRIORITY AGREEMENT

THIS AGREEMENT, Made and entered into as of this 30th day of September, 2008, by and between HARDY CREDIT CO. (the "Borrower") and UNITED BANK, INC. ("Bank"), and consented to and acknowledged by COMMUNITY BANK, N.A., as a participant bank.

RECITALS:

(a)
Borrower executed promissory notes in the principal amount not to exceed $10,000,000.00 and $5,000,000.00, payable to the order of the Bank (the "2003 Notes"), and a Line of Credit and Letter of Credit Agreement (the "2003 Credit Agreement"), all dated March 14, 2003.

(b)
Borrower executed a promissory note in the principal amount not to exceed $10,000,000.00, payable to the order of the Bank (the "2005 Note"), and a revolving line of credit agreement (the "2005 Credit Agreement"), both dated October 3, 2005.

(c)
Borrower executed a promissory note in the principal amount not to exceed $7,000,000.00*, payable to the order of the Bank (the "2007 Note"), and a revolving line of credit agreement (the "2007 Credit Agreement"), both dated May 15, 2007.

(d)
The 2003, 2005 and 2007 Notes (collectively, the "Note") currently have a maturity date of November 14, 2008, and the Borrower has requested an eleven month extension of the same, and Bank has agreed to such extension and modification, provided the terms of that certain letter dated July 14, 2008 are satisfied on or before October 1, 2008, and this Agreement is entered into between the Borrower and Bank, and acknowledged and consented to by Community Bank, N.A., as a participating lender.

(e)	All terms that are used herein shall have the same definitions provided in the 2003, 2005 and 2007 Credit Agreements (collectively, the "Credit Agreements"), unless otherwise indicated.

*  Note:  Although the face amount of the 2007 Note is $7,000,000, the amount of availability is currently limited to $2,500,000.

THEREFORE, WITNESSETH, that for and in consideration of the premises and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank hereby agree as follows:

1.	All of the recitals set forth hereinabove are true and accurate.

2.	The Expiration Date is hereby extended from November 14, 2008 to October 14, 2009.

3.
Notwithstanding anything to the contrary in the Credit Agreements, Notes or any other Loan Documents, the maximum aggregate amount available to the Borrower under the Notes shall be the lesser of: (a) $27,500,000, (b) 80% of the aggregate amount of the values of the Real Property established by the Bank based in part on the last acceptable appraised fair market value or "Validated FMV"** of the Real Property securing the Notes with stores located thereon which have not been closed for business by the Tenant to the public for more than 12 months, or (c) 100% of the principal amount outstanding on the Purchased Loans that have been assigned to the Bank pursuant to the Collateral Assignment of Notes and Documents.

4.
Notwithstanding anything to the contrary in the Credit Agreements, Notes, Mortgages, or any other Loan Documents evidencing, securing or otherwise pertaining to any of the Notes, or that certain Consent and Adjustment of Lien Priority Agreement dated the 15th day of May, 2007, the priority of all Liens that the Bank has on the real and/or personal property conveyed pursuant to the Collateral Assignment of Notes and Documents, the Mortgages, the Lease Assignments, the Reserve Fund Account Assignment or any other Loan Documents securing any of the Notes shall be treated and recognized as a shared perfected first lien with parity and equal dignity securing all of the Notes (i.e. Hereafter, the Bank shall be deemed to have a perfected first lien on all collateral securing the Notes).

**
Note:  In accordance with that certain letter agreement dated July 14, 2008, from the Bank to the Borrower pertaining to the renewal of the loans evidenced by the Notes, updated appraisals were ordered on several parcels of the Real Property, six of which have not yet been received (i.e. Store Nos. 303 (N. Eaton, Tx.), 1929 (Garland, Tx.), 1902 (Austin, Tx.), 1933 (Conroe, Tx.), 357 (Lancaster, Oh.) and 2009 (Henderson, Co.)). After the review and approval of such appraisals by the Bank, the values of the Real Property may be adjusted by the Bank to account for any changes in value of the Real Property appraised. This adjustment process by the Bank shall establish the "Validated FMV" for similar properties which were not recently appraised. This validation process was agreed to by the parties hereto rather than obtaining current appraisals on all parcels of the Real Property. Accordingly, the availability under the Notes may be adjusted after the Bank has reviewed the appraised values established by the current appraisals and established the 'Validated FMV" for the various parcels of Real Property.

In conjunction with this Agreement, the Bank shall have received Mortgages, which shall convey a shared first lien on the Borrower's fee simple estate in the Real Property securing the 2003 Notes to secure the 2005 Note and 2007 Note, together with evidence satisfactory to Bank and counsel for Bank that the Mortgages have been recorded and filed in the appropriate public offices and that there are no Liens on the Real Property other than those securing the Bank. The parties hereto agree to treat and recognize all Liens securing the Bank as being equal, and having parity and a shared first perfected lien position notwithstanding the order of perfection.

5.	Section 5.01 of the Credit Agreements are hereby amended to add the following subsection (j):

"(j) Borrower shall provide to Bank monthly, within 10 days of the end of each month, an internally prepared summary of the status of the Purchased Loans, which shall include, but not be limited to, the number of Purchased Loans, the amount outstanding on each Purchased Loan, the date of purchase by Borrower, the number of Purchased Loans sold or paid off, current loss reserve amount for Purchased Loans, an aging of Purchased Loans, an identification of any concentrations greater than 5% of the aggregate outstanding balances of the Loans by contractor and/or location, and such other information requested by Bank pertaining to the Purchased Loans.

6.
Section 4.12 of the Credit Agreements is hereby amended to replace "evidence of the deposit by Borrower of $1,000,000" in the Reserve Fund with "evidence of the deposit by Borrower of an amount equal to at least the sum of: (i) the minimum amount required by the [REDACTED – CONFIDENTIAL TREATMENT REQUESTED]* Agreement and (ii) 5% of the aggregate amount outstanding on the Notes".

7.
Section 5.15 of the Credit Agreements is hereby amended to replace "and further agrees to maintain a minimum balance of $1,000,000 therein" with "and further agrees to maintain a minimum balance in the Reserve Fund equal to at least the sum of: (i) the minimum amount required by the [REDACTED – CONFIDENTIAL TREATMENT REQUESTED]* Agreement and (ii) 5% of the aggregate amount outstanding on the Notes".

8.	Section 7.01 of the 2003 Credit Agreement is hereby amended to add the following subsections:

"(n) The Borrower or Tenant shall be in default of either the 2005 or 2007 Credit Agreements."

"(o) The Borrower shall be in "default" or "breach" of the [REDACTED – CONFIDENTIAL TREATMENT REQUESTED]* Agreement."

9.	Section 7.01 of the 2005 Credit Agreement is hereby amended to replace subsection (n) and add subsection (o) with the following:

"(n)    The Borrower or Tenant shall be in default of either the 2003 or 2007 Credit Agreements."

"(o)    The Borrower shall be in "default" or "breach" of the [REDACTED – CONFIDENTIAL TREATMENT REQUESTED]* Agreement."

10.	Section 7.01 of the 2007 Credit Agreement is hereby amended to add the following subsection:

"(o) The Borrower shall be in "default" or "breach" of the [REDACTED – CONFIDENTIAL TREATMENT REQUESTED]* Agreement."

11.	Section 5.02 of the Credit Agreements is hereby amended by adding the following as the second sentence of said Section:

"Borrower shall also maintain, or require Tenant to maintain, a hazard insurance policy insuring all insurable improvements on each parcel of the Real Property against fire and other damage (including flood insurance if available or evidence that the Real Property is not in a flood zone and such insurance is not required) with each policy endorsed with loss payable to the Bank, as its interest may appear and with coverages and in amounts satisfactory to the Bank."

12.
All provisions of the Notes and Credit Agreements and all other Loan Documents securing, evidencing or otherwise pertaining thereto that are inconsistent with this Agreement are hereby amended accordingly.

13.	Except as amended by the terms of this Agreement, the Credit Agreements, Notes and all other Loan Documents shall remain in full force and effect in accordance with their respective terms, as amended.

WITNESS the following signatures as of the date first above written.

Borrower:

HARDY CREDIT CO.

By:	84 LADC, LLC
Its:	General Partner

By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Its:	Vice President

Bank:

UNITED BANK, INC.

By:	/s/ Kenneth R. Summers
Kenneth R. Summers
Title:	Executive Vice-President

Consented to and acknowledged by the following participant bank:

COMMUNITY BANK, N.A.

By:	/s/ BR McCune

Title:	President

This instrument was prepared by R. Scott Summers, P.L.L.C., P.O. Box 842, Morgantown, West Virginia 26507-0842.